Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Baker Hughes Incorporated (the “Company”) on Form 10-K for the period ended December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Martin S. Craighead, Chief Executive Officer of the Company, and Kimberly A. Ross, the Chief Financial Officer of the Company, each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(i)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

The certification is given to the knowledge of the undersigned.

/s/ Martin S. Craighead
Name:	Martin S. Craighead
Title:	Chief Executive Officer
Date:	February 25, 2015

/s/ Kimberly A. Ross
Name:	Kimberly A. Ross
Title:	Chief Financial Officer
Date:	February 25, 2015